Exhibit 99.1

MultiCell Technologies, Inc. Hosts Annual Stockholder Meeting

Spotlights Recent Progress and Drug Development Pipeline for Drugs to Treat MS, Diabetes and Influenza A

SAN DIEGO—(BUSINESS WIRE)—May 25, 2006—MultiCell Technologies, Inc. (OTCBB: MCET—News), a developer of therapeutics for the treatment of degenerative neurological diseases, metabolic and endocrinological disorders, and infectious diseases, announced that its annual stockholder meeting was held Tuesday, May 23, in San Diego, CA. Two proposals were reviewed and passed.

Six directors were elected for the next year. The directors are W. Gerald Newmin, Anthony Cataldo, Stephen Chang, Ph.D., Anthony E. Altig, Thomas A. Page, and Edward Sigmond.

The other proposal voted upon by stockholders was the ratification of the appointment of J.H. Cohn LLP as the Company’s independent accountants for the current fiscal year.

At the meeting, Dr. Chang, Multicell’s president, presented an overview of key initiatives taken recently to accelerate MultiCell’s clinical program and to expand its portfolio of drug candidates for major healthcare markets. He also outlined the Company’s upcoming goals and objectives.

“We appreciate investors’ support of Multicell and their participation in the annual meeting.” Dr. Chang continued, “ We are excited about our prospects for advancing development of our drug candidates.”

In addition, Dr. Chang discussed in detail the rationale behind MultiCell’s strategic shift this year to become a more diversified and comprehensive therapeutics development Company. Early in 2006, he noted, the Company’s Board of Directors made a strategic decision to expand MultiCell’s focus beyond its cellular product offerings. The company believes that while its cellular products address key market needs, it could advance its long-term business prospects by developing drug candidates to treat an array of degenerative diseases and metabolic and ednocrinological disorders. Accordingly, MultiCell has recently added a number of drug development projects.

Currently, the Company’s clinical program includes a promising new treatment for fatigue in MS patients, which is expected to be advanced in Phase IIb/III clinical trials; a new chimeric antibody, called MCT-175, which is in development for the treatment of relapse-remitting multiple sclerosis (MS); and a novel drug candidate which has the potential to reduce the viral load in influenza A/avian flu, among other proprietary therapeutic compounds.

About MultiCell Technologies, Inc.

MultiCell Technologies, Inc. is a biopharmaceutical company committed to the development of breakthrough therapeutics based on a portfolio of therapeutic candidates and patented drug development technology platforms. The Company’s drug development programs are focused on modulation of the immune system. The Company’s lead drug candidates include drugs to treat fatigue resulting from multiple sclerosis, relapse-remitting multiple sclerosis, and type-1 diabetes. Other therapeutic candidates in the MultiCell development pipeline include new antiviral treatments to address worldwide influenza threats as well as treatments for other infectious diseases. The Company also holds unique cell-based technology for use in drug discovery screening applications and is a leading producer of the cell lines needed by the biotechnology industry to develop new drugs and therapeutics. For more information about MultiCell Technologies, please visit http://www.multicelltech.com.

Forward-Looking Statements

Any statements in this press release about MultiCell’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). These statements are often, but not always, made through the use of words or phrases such as “believe”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, “forecast”, “could”, and “would”. Examples of such forward looking statements include statements regarding acceleration of the Company’s clinical programs, expansion of portfolio of drug candidates, goals and objectives for increasing stockholder value, continued success of the Company, particularly in efforts to develop our portfolio of drug compounds, the limited market potential of cellular products, and efforts to achieve future increases in stockholder value. MultiCell bases these forward-looking statements on current expectations about future events. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that we might not achieve our anticipated clinical development milestones, receive regulatory approval, or successfully commercialize our lead drug candidates as expected, the market for our products will not grow as expected, and the risk that our products will not achieve expectations. For additional information about risks and uncertainties MultiCell faces, see documents MultiCell files with the SEC, including MultiCell’s report on Form 10-KSB for the fiscal year ended November 30, 2005, and all our quarterly and other periodic SEC filings. MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and each assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

Contact:

MultiCell Technologies, Inc.

Gerard A. Wills, SVP & CFO

858-200-0583

gwills@multicelltech.com

or

Trilogy Capital Partners (Financial Communications)

Paul Karon

800-592-6067

paul@trilogy-capital.com